EXHIBIT 99.2









                    WILLETTS TO SPEAK AT THE RYAN BECK & CO.
                 2006 FINANCIAL INSTITUTIONS INVESTOR CONFERENCE

For Immediate release:  November 29, 2006

         Wilmington, NC--Frederick Willetts, III, Chairman and President of Cooperative Bankshares, Inc. (the "Company"), (NASDAQ:"COOP") will be a guest speaker at the Financial Institutions Investor Conference, "Strategy to Implementation," hosted by Ryan Beck & Co., Inc. on December 7, 2006 in New York City, New York. Mr. Willetts' presentation will focus on the Company's performance and strategies. Mr. Willetts will participate in a panel entitled "Southern Exposure: Managing for Profitable Growth" from 9:15 a.m. to 9:45 a.m.

         The presentation slides will be filed with the Securities and Exchange Commission prior to the start of the conference. The presentation will be accessible "live" during the conference on the following site: http://www.investorcalendar.com/IC/CEPage.asp?ID=111458&CID=. It will also be available on the Company's website at: www.coop-bank.com where it will be archived until January 7, 2007.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina. Cooperative Bank's subsidiary, Lumina Mortgage Company, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina.

                           For additional information:
                             Frederick Willetts, III
                                  910-343-0181